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                                                                   EXHIBIT 3.151

Secretary of State
State of Wyoming
The Capitol
Cheyenne, WY 82002-0020

                           ARTICLES OF INCORPORATION

         I.       Corporate Name: U-Haul Co. of Wyoming, Inc.

         II. Number and class of shares which the corporation is authorized to issue that together have unlimited voting rights:

                  5,000 shares of Common stock with a $10.00 par value

                  Number and class of shares which are entitled to receive the net assets of the corporation upon dissolution: (This class of shares may also be the class of shares that together have unlimited voting rights.)

         III. The registered agent and street address of its registered office are:

                  C. T. Corporation System
                  1720 Carey Avenue,
                  Cheyenne, Wyoming 82001

                  (The registered agent may be an individual who resides in this state, a domestic corporation or not-for-profit domestic corporation, or a foreign corporation or not-for-profit foreign corporation authorized to transact business in this state whose business office is identical with the registered office.)

         IV.      The name and address of the incorporator is:

                                John A Lorentz

                                2721 N. Central Avenue

                                Phoenix, Arizona 85004

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                                Signed /s/ John A. Lorentz
                                       -----------------------------------
                                       John A. Lorentz,  Incorporator
                                Dated: October 19, 1990

For name availability purposes list the type of business the corporation will be conducting: Rental of trucks and trailers.

INSTRUCTIONS:

Filing Fee: $90.00

1. The Articles of Incorporation shall be accompanied by a written consent to appointment executed by the registered agent.

2.       Articles of Incorporation shall be accompanied by one conformed copy.

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Secretary of State
State of Wyoming
The Capitol
Cheyenne, WY 82002

                                   CONSENT TO
                         APPOINTMENT BY REGISTERED AGENT

         1. We, C T CORPORATION SYSTEM voluntarily consent to serve as the registered agent for U-HAUL CO. OF WYOMING, INC. on the date shown below;

         2. We know and understand the duties of a registered agent as set forth in the 1989 Wyoming Business Corporation Act.

                                Signed /s/ Thomas W. Lukas
                                       -----------------------------------
                                       Thomas W. Lukas,  Assistant Secretary
                                Dated  10-18-90

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                         CONSENT TO USE OF SIMILAR NAME

         The undersigned corporation hereby consents to the use of a similar name:

         1. The name of the consenting corporation is: U-Haul Co. of Colorado, U-Haul Co. of Fargo, U-Haul Co. of Idaho, Inc., U-Haul Co. of Montana, Inc. and U-Haul Co. of Utah, Inc., all are qualified to do business in the State of Wyoming.

         2. The name of the corporation to which this Consent is being given and which is about to be organized under the laws of the State of Wyoming is:

                           U-HAUL CO. OF WYOMING, INC.

         IN WITNESS WHEREOF, this corporation has caused this Consent to be executed this October 19, 1990.

                                U-Haul Co. of Colorado, U-Haul Co. of Fargo,
                                U-Haul Co. of Idaho, Inc., U-Haul Co. of
                                Montana, Inc. U-Haul Co. of Utah, Inc.

                                BY: /s/ John A. Lorentz
                                    -------------------------------------------
                                    John A. Lorentz, Assistant Secretary

STATE OF ARIZONA

COUNTY OF MARICOPA

         Before me, a Notary Public, personally appeared John A. Lorentz, known to me to be the person who executed and attested the foregoing instrument respectively, and acknowledged that he executed and attested the same for the purposes therein contained and that the statements are truly set forth.

         In Witness Whereof, I have hereunto set my hand and official seal this 19th day of October, 1990.

                                        /s/ Blanche I. Parrott
                                        ----------------------------------------
                                                        NOTARY PUBLIC

 (NOTARIAL SEAL)